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                                                                      EXHIBIT 16





                                  [Letterhead]
                           PricewaterhouseCoopers LLP






September 26, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:


We have read the statements made by International Remote Imaging Systems, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 20, 2001. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP